Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-217453) of Comstock Resources, Inc.,
(2)	Registration Statement (Form S-8 No. 033-88962) pertaining to the Comstock Resources, Inc. 401(k) Profit Sharing Plan,
(3)	Registration Statement (Form S-3 No. 333-228311) of Comstock Resources, Inc. shares; and
(4)	Registration Statement (Form S-8 No. 333-231934) pertaining to the Comstock Resources, Inc. 2019 Long-Term Incentive Plan, and
(5)	Registration Statement (Form S-3 No. 333-232924) of Comstock Resources, Inc. shares; and
(6)	Registration Statement (Form S-3 No. 333-234685) of Comstock Resources, Inc. shares;

of the reference of our firm and to the reserve estimates as of December 31, 2019 and our report thereon in the Annual Report on Form 10-K for the year ended December 31, 2019 of Comstock Resources, Inc. and subsidiaries, filed with the Securities and Exchange Commission.

/s/ LEE KEELING AND ASSOCIATES, INC.

Tulsa, Oklahoma

March 2, 2020